[Letterhead of LeBoeuf, Lamb, Greene & MacRae LLP]









                                                                   July 17, 2001


Covanta Energy Corporation
40 Lane Road
Fairfield, New Jersey 07004

         Re:  Registration Statement on Form S-3

Ladies and Gentlemen:

     We have acted as counsel to Covanta Energy Corporation, a Delaware corporation (the "Company"), in connection with the preparation and filing of a registration statement on Form S-3 (the "Registration Statement") which the Company and Covanta Capital Trust I, Covanta Capital Trust II and Covanta Capital Trust III, each a statutory business trust created under the Business Trust Act of the State of Delaware (the "Trusts"), propose to file on or shortly after the date hereof with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act").

     The Registration Statement relates to the offering and issuance from time to time by the Company and the Trusts of up to $350,000,000 aggregate offering price of the following securities: (i) the Company's unsecured senior debt securities ("Senior Debt Securities"), (ii) the Company's unsecured subordinated debt securities ("Subordinated Debt Securities"; collectively with the Senior Debt Securities, the "Debt Securities"), (iii) the Company's preferred stock, par value $1.00 per share ("Preferred Stock"), (iv) the Company's common stock, par value $.50 per share ("Common Stock"), and the preferred share purchase rights attached thereto (the "Rights," collectively with the Common Stock, "Common Shares"), (v) warrants to issue Debt Securities ("Debt Warrants"), (vi) warrants to issue Preferred Stock ("Preferred Stock Warrants"), (vii) warrants to issue Common Stock ("Common Stock Warrants;" collectively with the Debt Warrants and Preferred Stock Warrants, the "Warrants"), (viii) depositary shares ("Depositary Shares"), (ix) stock purchase contracts ("Stock Purchase Contracts") and stock purchase units ("Stock Purchase Units"), (x) the preferred securities of the Trusts (the "Preferred Securities"), (xi) the guarantees of the Preferred Securities by the Company (the "Guarantees"), and (xii) hybrid securities combining features of these securities ("Hybrid Securities," and collectively with the Debt Securities, the Preferred Stock, the Common Shares,

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Covanta Energy Corporation
July 17, 2001
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Depositary Shares, Warrants, Stock Purchase Contracts, Stock Purchase Units, the
Preferred Securities and the Guarantees, the "Securities"). The Securities will be issued from time to time after the Registration Statement to which this opinion is an exhibit becomes effective. The terms used herein, unless otherwise defined, have the meanings assigned to them in the Registration Statement.

     The Debt Securities may be issued under a senior indenture between the Company and Bankers Trust Company, as Trustee (the "Senior Indenture"), or a subordinated indenture between the Company and Bankers Trust Company, as Trustee (the "Subordinated Indenture," and together with the Senior Indenture, the "Indentures"), in each case to be entered into prior to the issuance of the Debt Securities, with certain terms of the Debt Securities to be established by or pursuant to resolutions of the Board of Directors of the Company or the Finance Committee of such Board of Directors duly authorized to act with respect to such matter (collectively, the "Board of Directors") as part of the corporate action taken and to be taken relating to the issuance of the Debt Securities.

     The Warrants may be issued pursuant to the terms of one or more warrant agreements (the "Warrant Agreements") to be entered into prior to the issuance of the Warrants, with certain terms of the Warrants to be established by or pursuant to resolutions of the Board of Directors or the Finance Committee of such Board as part of the corporate action taken and to be taken relating to the issuance of the Warrants.

     The Preferred Securities may be issued by a Trust pursuant to an Amended and Restated Trust Agreement, among the Company, as sponsor, Bankers Trust Company, as Property Trustee, Wilmington Trust Company, as Delaware Trustee and two officers of the Company, as Administrative Trustees (the "Trust Agreement"), and the Guarantee may be issued by the Company pursuant to a Guarantee Agreement between the Company and Bankers Trust Company, as Guarantee Trustee, in each case to be entered into prior to the issuance of the Preferred Securities, with certain terms of the Preferred Securities and the Guarantee to be established pursuant to resolutions of the Board of Directors or the Finance Committee of such Board as part of the corporate actions to be taken relating to the issuance of the Preferred Securities.

     For purposes of this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement; (ii) the Amended and Restated Rights Agreement, dated as of September 28, 2000, between the Company and The Bank of New York, as rights agent; (iii) the Restated Certificate of Incorporation of the Company, as amended, and the Bylaws of the Company, as amended; (iv) resolutions adopted by the Board of Directors of the Company relating to the Registration Statement and the delegation of its duties to the Finance Committee in connection with the offering and issuance from time to time of the Securities; (v) the form of Senior Indenture filed as an exhibit to the Registration Statement; (vi) the form of Subordinated Indenture filed as an exhibit to the Registration Statement; (vii) the form of Guarantee Agreement to be filed as an exhibit to the Registration Statement; and (viii) such other documents, certificates and records as we have deemed necessary or appropriate. In such examination we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as copies and the authenticity of the originals of


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Covanta Energy Corporation
July 17, 2001
Page 3


such latter documents. As to any facts material to our opinion, we have, when relevant facts were not independently established, relied upon the aforesaid agreements, instruments, records, certificates and documents.

     Based on the foregoing and in reliance thereon, and subject to the qualifications and limitations herein expressed, we are of the opinion that:

     (a) Assuming the taking of appropriate corporate action by the Company and, as applicable, its shareholders, the effectiveness of the Registration Statement under the Act, the qualification of the Senior Indenture or the Subordinated Indenture, as the case may be, under the Trust Indenture Act of 1939, as amended, the compliance with the "blue sky" laws of certain states, the due execution and delivery by the parties thereto of the Senior Indenture, the Subordinated Indenture, and each amendment of or supplement to the Senior Indenture or the Subordinated Indenture, as the case may be (each such Indenture, as so amended or supplemented, being referred to in this paragraph as an "Indenture," and the trustee under any Indenture being referred to in this paragraph as a "Trustee"), that the relevant Indenture is consistent with the form thereof filed as an exhibit to the Registration Statement, and that any equity securities which may underlie any convertible Debt Securities will be duly and validly authorized and reserved for issuance, the Debt Securities will be duly and validly authorized and, when the Debt Securities are duly executed by the Company, authenticated by the relevant Trustee and sold and delivered at the price and in accordance with the terms set forth in the Registration Statement, the supplement or supplements to the Prospectus included therein and the relevant Indenture and the applicable definitive purchase, underwriting or similar agreement, the Debt Securities will be valid and binding obligations of the Company, entitled to the benefits of the relevant Indenture, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and to general principles of equity (regardless of whether such principles are considered in a proceeding in equity or at law).

     (b) Assuming the taking of appropriate corporate action by the Company and, as applicable, its shareholders, the effectiveness of the Registration Statement under the Act; the compliance with the "blue sky" laws of certain states, the due execution and delivery by the parties thereto of a Deposit Agreement relating to Depositary Shares, and each amendment thereof or supplement thereto (each such Deposit Agreement, as so amended or supplemented, being referred to in this paragraph as a "Deposit Agreement"), that any Common Shares or Preferred Stock deposited pursuant to the Deposit Agreement will be duly authorized and validly issued, that the relevant Deposit Agreement is consistent with the summary description thereof set forth in the Registration Statement, and that the Common Shares or Preference Stock underlying such Depositary Shares will be deposited under the applicable Deposit Agreement with a bank or trust company which meets the requirements for the Depositary set forth in the Registration Statement or in the supplement or supplements to the Prospectus included therein, the Depositary Shares will be duly and validly authorized and, when the depositary receipts evidencing rights in the Depositary Shares are duly executed by the relevant Depositary and registered, and the Depositary Shares sold and delivered at the price and in accordance with the terms set forth in the Registration Statement, the supplement or supplements to the Prospectus included

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Covanta Energy Corporation
July 17, 2001
Page 4

          therein and the Deposit Agreement and the applicable definitive purchase, underwriting or similar agreement, will be validly issued and will entitle the holders thereof to the rights specified in the Deposit Agreement and the depositary receipts evidencing rights therein, subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and to general principles of equity (regardless of whether such principles are considered in a proceeding in equity or at law).

     (c) Assuming the taking of appropriate corporate action by the Company and, as applicable, its shareholders, the effectiveness of the Registration Statement under the Act, the compliance with the "blue sky" laws of certain states; the due execution and delivery by the parties thereto of a Warrant Agreement, and each amendment of or supplement to a Warrant Agreement, as the case may be (any such Warrant Agreement, as so amended or supplemented, being referred to in this paragraph as a "Warrant Agreement"), that the relevant Warrant Agreement is consistent with the summary description thereof contained in the Registration Statement, and that any Common Shares, Preferred Stock or Debt Securities underlying the relevant Warrant Agreement are duly authorized and reserved for issuance, the Warrants will be duly and validly authorized and, when the Warrants are duly executed by the Company and sold and delivered at the price and in accordance with the terms set forth in the Registration Statement, the supplement or supplements to the Prospectus included therein and the relevant Warrant Agreement and the applicable definitive purchase, underwriting or similar agreement, the Warrants will be valid and binding obligations of the Company, entitled to the benefits of the relevant Warrant Agreement, subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and to general principles of equity (regardless of whether such principles are considered in a proceeding in equity or at law).

     (d) Assuming the taking of appropriate corporate action by the Company, the effectiveness of the Registration Statement under the Act, the compliance with the "blue sky" laws of certain states, the due execution and delivery by the parties thereto of a Guarantee Agreement relating to the Preferred Securities and each amendment thereof or supplement thereto (any such Guarantee Agreement, as so amended or supplemented, being referred to in this paragraph as a "Guarantee Agreement"), and that the relevant Guarantee Agreement will be consistent with the form thereof filed as an exhibit to the Registration Statement, the Guarantee Agreement, when duly executed, delivered and endorsed, will be a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforceability of creditors' rights generally and to general principles of equity (regardless of whether such principles are considered in a proceeding in equity or at law).

     (e) Assuming the taking of appropriate corporate action by the Company and, as applicable, its shareholders, the effectiveness of the Registration Statement under the Act, the compliance with the "blue sky" laws of certain states, the due authorization, execution and delivery by the parties thereto of a Stock Purchase Contract and each amendment thereof or supplement thereto (any such Stock Purchase


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Covanta Energy Corporation
July 17, 2001
Page 5

          Contract, as so amended or supplemented, being referred to in this paragraph as a "Stock Purchase Contract"), that the relevant Stock Purchase Contract is consistent with the summary description thereof set forth in the Registration Statement, and that any Common Shares, Preferred Stock or Debt Securities underlying the relevant Stock Purchase Contract, and any Debt Securities or Preferred Securities issued as security for the relevant Stock Purchase Contract as part of a Stock Purchase Unit are duly authorized reserved for issuance, the Stock Purchase Contract, when duly executed and delivered, will be a legal and valid obligation of the Company enforceable against the Company in accordance with its terms, and the interests therein, when duly sold and delivered at the price and in accordance with the terms set forth in the Registration Statements, the supplement or supplements to the Prospectus included therein and the applicable definitive purchase, underwriting or similar agreement, will be valid and binding obligations of the Company, entitled to the benefits provided by the Stock Purchase Contract, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies and to general principles of equity (regardless of whether such principles are considered in a proceeding in equity or at law).

     (f) Assuming the taking of appropriate corporate action by the Company and, as applicable, its shareholders, the effectiveness of the Registration Statement under the Act and the compliance with the "blue sky" laws of certain states, when duly sold and delivered at the price and in accordance with the terms set forth in the Registration Statements, the supplement or supplements to the Prospectus included therein and the applicable definitive purchase, underwriting or similar agreement, the Common Stock will be validly issued, fully paid and non-assessable, and when the Rights shall have been issued in accordance with the terms of the Rights Agreement, the Rights will be validly issued.

     (g) Assuming the taking of appropriate corporate action by the Company and, as applicable, its shareholders, the effectiveness of the Registration Statement under the Act, the compliance with the "blue sky" laws of certain states and the filing of a Certificate of Designation of the Company relating to the series of Preferred Stock, when duly sold and delivered at the price and in accordance with the terms set forth in the Registration Statements, the supplement or supplements to the Prospectus included therein and the applicable definitive purchase, underwriting or similar agreement, the series of Preferred Stock will be validly issued, fully paid and non-assessable.

     We are members of the Bar of the State of New York and we express no opinion as to the laws of any jurisdiction other than the laws of the State of New York, the General Corporation Law of the State of Delaware and the federal laws of the United States.

     This opinion may not be quoted in whole or in part without the prior written consent of this Firm.

     This opinion may be filed as an exhibit to the Registration Statement. Consent is also given to the reference to this firm under the caption "Legal Matters" in the Prospectus. In giving this consent, we do not admit we are

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Covanta Energy Corporation
July 17, 2001
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included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

                                           Very truly yours,



                                           LeBoeuf, Lamb, Greene & MacRae L.L.P.